                                                                EXHIBIT 10.1

November 25, 1996                                             Contract # P7008

                                STATE OF FLORIDA
                        DEPARTMENT OF JUVENILE JUSTICE
                          STANDARD CONTRACT SECTION G

THE PARTIES AGREE:

1. THE PROVIDER AGREES:

   A. To provide services according to the conditions specified in Section A.

   B. STATE AND FEDERAL LAWS AND REGULATIONS

      1. The provider agrees to comply with all applicable state and federal laws and regulations, and rules, and all department rules, policies and procedures.

      2. If this contract contains federal funds, the provider shall comply with the provisions of 45 Code of Federal Regulations (CFR),
         Part 74, and/or 45 CFR, Part 92, and other applicable regulations as
         specified in Section   N/A  .
                              -------

      3. If this contract contains federal funds and is over $100,000, the provider shall comply with all applicable standards, orders, or regulations issued under Section 306 of the Clean Air Act, as amended (42 U.S.C. 1857(h) et seq.), Section 508 of the Clean Water Act, as amended (33 U.S.C. 1368 et seq.), Executive Order 11738, and Environmental Protection Agency regulations (40 CFR Part 15). The provider shall report any violations of the above to the department.

      4. If this contract contains federal funding in excess of $100,000, the provider must, prior to contract execution, complete the Certification Regarding Lobbying form, Section D. If a Disclosure of Lobbying Activities form, Standard Form LLL, is required, it may be obtained from the contract manager. All disclosure forms as required by the Certification Regarding Lobbying form must be completed and returned to the contract manager.

      C. AUDITS AND RECORDS

      1. To maintain books, records, and documents (including electronic storage media) in accordance with generally accepted accounting procedures and practices which sufficiently and properly reflect all revenues and expenditures of funds provided by the department under this contract.

      2. To assure that these records shall be subject at all reasonable times to inspection, review, or audit by state personnel and other personnel duly authorized by the department, as well as by federal personnel.

      3. To maintain and file with the department such progress, fiscal, and inventory reports as specified in Section A, and other reports as the department may require within the period of this contract.

      4. To provide a financial and compliance audit to the department as specified in Section C and to ensure that all related party transactions are disclosed to the auditor.

      5. To include these aforementioned audit and record keeping requirements in all approved subcontracts and assignments.

      6. If this contract contains federal funds, the Catalog of Federal
         Domestic Assistance number(s) is   NA  .
                                          -------

      7. This contract   is  funded from a grants and aids appropriation.
                       ------

   D. RETENTION OF RECORDS

      1. To retain all client records, financial records, supporting documents, statistical records, and any other documents (including electronic storage media) pertinent to this contract for a period of five (5) years after termination of this contract, or if an audit has been initiated and audit findings have not been resolved at the end of five
         (5) years, the records shall be retained until resolution of the audit findings.

      2. Persons duly authorized by the department and federal auditors, pursuant to 45 CFR, Part 92.36(i)(10), shall have full access to and the right to examine any of said records and documents during said retention period or as long as records are retained, whichever is later.

      3. Upon completion or termination of the contract and at the request of the department, the provider will cooperate with the department to facilitate the duplication and transfer of any said records or documents during the required retention period as specified in paragraph D.1. above.

   E. MONITORING

      1. To provide reports as specified in Section A. These reports will be used for monitoring progress or performance of the contractual services.

      2. To permit persons duly authorized by the department to inspect any records, papers, documents, facilities, goods and services of the provider which are relevant to this contract, and/or interview any clients and employees of the provider to be assured of satisfactory performance of the terms and conditions of this contract. Following such inspection the department will deliver to the provider a list of its comments with regard to the manner in which said goods or services are being provided. The provider will rectify all noted deficiencies provided by the department within the specified period of time set forth in the comments or provide the department with a reasonable and acceptable justification for not correcting the noted shortcomings. The provider's failure to correct or justify within a reasonable time as specified by the department may result in the withholding of payments, being deemed in breach or default, or termination of this contract.

   F. INDEMNIFICATION:

      If the provider is a state agency or subdivision as defined in Section 768.28, Florida Statues, only no. 2 below is applicable. Other than state agencies or subdivisions refer to no. 1.

      1. Pursuant to Section 768.28(11)(a), Florida Statutes, the provider agrees that it and any of its employees, agents, or subcontractors are agents and not employees of the state while acting within the scope of their duties and responsibilities to be performed under this contract. The provider further agrees, pursuant to Section 768.28(11)(a), Florida Statutes, to indemnify the department, upon notice for any liabilities caused by the provider or its employees' or agents' negligent or tortious acts or omissions within the scope of their employment under this contract up to the limits of sovereign immunity set forth in
         Section 768.28(11)(a), Florida Statutes. The provider further agrees to defend the department and to hold it harmless, upon receipt of the department's notice of claim of indemnification to the provider, against all claims, suits, judgments, damages, or liabilities, including court costs and attorney's fees incurred by the department because of the negligent or tortious acts or omissions of the provider or its employees, agents or subcontractors. Nothing herein shall be construed as consent by a provider who is a state agency or subdivision of the state to be sued by third parties in any matter arising out of any contract.

      2. The provider shall assist in the investigation of injury or damage claims either for or against the department or the State of Florida pertaining to the department's respective areas of responsibility or activities under this contract and shall contact the department regarding the legal actions deemed appropriate to remedy such damage or claims.

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November 25, 1996                                                Contract #P7008

        Each party is responsible for all personal injury and property damage attributable to negligent acts or omissions of that party and the officers, employees, and agents thereof. Nothing herein shall be construed as an indemnity or a waiver of sovereign immunity enjoyed by any party hereto.

G. INSURANCE:
   1. To provide adequate liability insurance coverage on a comprehensive basis and to hold such liability insurance at all times during the existence of this contract. The provider accepts full responsibility for identifying and determining the type(s) and extent of liability insurance necessary to provide reasonable financial protections for the provider and the clients to be served under this contract. Upon the execution of this contract, the provider shall furnish the department written verification supporting both the determination and existence of such insurance coverage. Such coverage may be provided by a self-insurance program established and operating under the laws of the State of Florida. The department reserves the right to require additional insurance as specified in Section A where appropriate.

   2. If the provider is a state agency or subdivision as defined by Section 768.28, Florida Statutes, the provider shall furnish the department, upon request, written verification of liability protection in accordance with Section 768.28, Florida Statutes. Nothing herein shall be construed to extend any party's liability beyond that provided in Section 768.28, Florida Statutes.

H. SAFEGUARDING INFORMATION
   1. To allow public access to all documents, papers, letters, or other materials subject to the provisions of Chapter 119, Florida Statutes, and made or received by the provider in conjunction with this contract. It is expressly understood that substantial evidence of the provider's refusal to comply with this provision shall constitute grounds for termination of this contract.

   2. Not to use or disclose any information concerning a recipient of services under this contract for any purpose not in conformity with state statutes and any applicable federal regulations (45 CFR, Part 205.50), except upon written consent of the recipient, or his responsible parent or guardian when authorized by law.

I. ASSIGNMENTS AND SUBCONTRACTS
   1. To neither assign the responsibility of this contract to another party nor subcontract for any of the work contemplated under this contract without prior written approval of the department. No such approval by the department of any assignment or subcontract shall be deemed in any event to provide for the department incurring any obligation in addition to the total dollar amount agreed upon in this contract. All such assignments or subcontracts shall be subject to the conditions of this contract (except Section I, paragraph O.1.) and to any conditions of approval that the department shall deem necessary.

   2. Unless otherwise stated in the contract between the provider and subcontractor, payments made by the provider to the subcontractor must be within seven (7) working days after receipt of full or partial payments from the department in accordance with Section 287.0585, Florida Statutes. The provider's failure to pay, without reasonable cause, within seven (7) working days will result in a penalty charged against the provider and paid to the subcontractor in the amount of one-half of one (1) percent of the amount due, per day from the expiration of the period allowed herein for payment. Such penalty shall be in addition to actual payments owed and shall not exceed fifteen (15) percent of the outstanding balance due.

J. RETURN OF FUNDS
   1. To return to the department any overpayments due to unearned funds or funds disallowed pursuant to the terms of this contract that were disbursed to the provider by the department. The provider shall return any overpayment to the department within forty (40) calendar days after either discovery by the provider, or notification by the department, of the overpayment. In the event that the provider or its independent auditor discovers an overpayment has been made, the provider shall repay said overpayment within forty (40) calendar days without prior notification from the department. In the event that the department first discovers an overpayment has been made, the department will notify the provider by letter of such a finding. Should repayment not be made in a timely manner, the department will charge interest of one (1) percent per month compounded on the outstanding balance after forty (40) calendar days after the date of notification or discovery.

   2. For state universities, should repayment not be made within forty (40) calendar days after the date of notification, the department will notify the State Comptroller's Office who will then enact a transfer of the amounts owed from the state university's account to the account of DJJ.

K. REQUIRED REPORTING
   1.   ABUSE, NEGLECT AND EXPLOITATION REPORTING
        In compliance with Chapter 415, Florida Statutes, an employee of the provider who knows, or has reasonable cause to suspect, that a child is or has been abused, neglected, or exploited, shall immediately report such knowledge or suspicion to the central abuse registry and tracking system of the department on the single statewide toll-free telephone number (1 800 96ABUSE).

   2.   CLIENT INFORMATION
        To submit management, program, and client identifiable data, as specified by the department in Section A.

L. PURCHASING
   1.   PRIDE
        It is expressly understood and agreed that any articles which are the subject of, or are required to carry out this contract shall, to the extent required by law, be purchased from Prison Rehabilitative Industries and Diversified Enterprises, Inc. (PRIDE) identified under Chapter 946, Florida Statutes, in the manner set forth in Sections 946.515(2) and (4), Florida Statutes. This clause is not applicable to any subcontractors, unless otherwise required by law.

   2.   PROCUREMENT OF PRODUCTS OR MATERIALS WITH RECYCLED CONTENT
        Any products or materials which are the subject of, or are required to carry out this contract shall, be procured in accordance with the provisions of Sections 403.7065, and 287.045, Florida Statutes.

M. CIVIL RIGHTS REQUIREMENTS
   1.   THE PROVIDER ASSURES THAT IT WILL COMPLY WITH:
        a. Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color, or national origin.

        b. Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

        c. Title IX of the Education Amendments of 1972, as amended, 20 U.S.C. 1681 et seq., which prohibits discrimination on the basis of sex.

        d. The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.

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November 25, 1996                                               Contract # P7008
                                                                           -----

        e. Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9849, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

        f. The Americans with Disabilities Act of 1990, Public Law, 101-336, which prohibits discrimination on the basis of disability and requires reasonable accommodation for persons with disabilities.

        g. All regulations, guidelines, and standards as are now or may be lawfully adopted under the above statutes.

                The provider agrees that compliance with this assurance constitutes a condition of continued receipt of or benefit from funds provided through this contract, and that it is binding upon the provider, its successors, transferees, and assignees for the period during which services are provided. The provider further assures that all contractors, subcontractors, subgrantees, or others with whom it arranges to provide services or benefits to participants or employees in connection with any of its programs and activities are not discriminating against those participants or employees in violation of the above statutes, regulations, guidelines, and standards.

        2.      COMPLIANCE QUESTIONNAIRE
                The provider agrees to complete the Civil Rights Compliance Questionnaire, DJJ Form 900 A and B, if services are provided to clients and if 15 or more people are employed.

N.      REQUIREMENTS OF SECTION 287.058, FLORIDA STATUTES
        1. To submit bills for fees or other compensation for services or expenses in sufficient detail for a proper pre audit and post audit thereof.
        2. Where applicable, to submit bills for any travel expenses in accordance with Section 112.061, Florida Statutes.
        3. To provide units of deliverables, including reports, findings, and drafts as specified in Section A, to be received and accepted by the contract manager prior to payment.

O.      WITHHOLDINGS AND OTHER BENEFITS
        To be financially and legally responsible for Social Security and Income Tax withholdings.

P.      SPONSORSHIP
        As required by Section 286.25, Florida Statutes, non-governmental providers sponsoring a program financed wholly or in part by state funds or funds obtained from a state agency, shall, in publicizing, advertising or describing the sponsorship of the program, state:
        "Sponsored by
                              Youth Services International
        ------------------------------------------------------------------------
                                     PROVIDER
        and the State of Florida, Department of Juvenile Justice". If the sponsorship reference is in written material, the words "State of Florida, Department of Juvenile Justice" shall appear in the same size letters or type as the name of the organization.

Q.      FINAL INVOICE
        To submit the final invoice for payment to the department no more than 45 days after the contract ends or is terminated; if the provider fails to do so, all right to payment is forfeited and the department will not honor any requests submitted after the aforesaid time period. Any payment due under the terms of this contract may be withheld until all reports due from the provider and necessary adjustments thereto have been approved by the department.

R.      USE OF FUNDS FOR LOBBYING PROHIBITED
        To comply with the provisions of Section 216.347, Florida Statutes, which prohibits the expenditure of contract funds for the purpose of lobbying the Legislature, judicial branch or a state agency.

S.      BLOODBORNE PATHOGENS
        The program shall comply with Federal Rule 1910.1030 regarding Bloodborne Pathogens.

T.      INSPECTOR GENERAL'S OFFICE REQUIREMENTS
        Pursuant to Section 20.055, Florida Statutes, the Office of the Inspector General is responsible for providing direction for supervising and coordinating audits, investigations, and reviews relating to the programs and activities operated by or financed by the department for the purpose of promoting economy and efficiency in the administration of, or preventing and detecting fraud, waste, and abuse in, its programs and activities.

        1.      BACKGROUND SCREENING REQUIREMENTS
                The provider agrees to comply with the Department of Juvenile Justice, Office of the Inspector General's Statewide Procedure on Background Screening for Employees, Providers, and Volunteers. The provider agrees, at no cost to the department, to comply with the requirements for the background screening as mandated in Section 39.001, Florida Statutes. Failure to comply with the department's background screening procedure could result in cancellation of the contract.
        2.      INCIDENT REPORTING PROCEDURE REQUIREMENTS
                The provider agrees to comply with the Department of Juvenile Justice, Inspector General's Statewide Incident Reporting Procedure. Failure to comply with this procedure could result in cancellation of the contract.
        3.      CLIENT RISK PREVENTION
                If services to clients will be provided under this contract, the provider and any subcontractors shall, in accordance with the client risk prevention system, report those reportable situations listed in the Inspector General's reports procedures now in effect or under such procedures as the department subsequently issues.
        4.      QUALITY ASSURANCE REQUIREMENTS
                The provider agrees to comply with the department of Juvenile
                Justice quality assurance goals, objectives and standards for
                                     High Risk Residential
                ----------------------------------------------------------------
                programs
                The provider acknowledges that in accordance with Section
                39.021 (10), Florida Statutes, the department shall evaluate the provider's program to determine if the provider is meeting satisfactory levels of performance for the quality assurance standards.

                The provider agrees that the program shall meet satisfactory levels of performance for the quality assurance standards and understands that failure to achieve satisfactory performance within six months of an on-site quality assurance review, unless there are extenuating circumstances approved by the department, will result in cancellation of the contract. The provider further understands that pursuant to Section 39.021 (10), Florida Statutes, the department is prohibited from contracting with the provider for the canceled service for a period of 12 months.

                The provider agrees to participate in a minimum of one on-site quality assurance review of a similar program type in another district during the contract year at the provider's expense.
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November 25, 1996                                        Contract # P7008
                                                                    ___________

    5.  ANNUAL FINANCIAL AND COMPLIANCE AUDIT REQUIREMENTS

        The provider agrees to comply with an annual audit of its financial records by an independent accounting firm. The audit report shall mention whether the provider complied with the provisions of this contract, adhered to all applicable laws and regulations, and used the Department's funds properly. A copy of the audit report and related management letter shall be sent to the Inspector General not later than 120 days after the close of the provider's fiscal year. Failure to comply with this procedure could result in cancellation of the contract.

    6.  GENERAL REQUIREMENTS

        The provider agrees to allow members of the Inspector General's Office timely access to its facilities, records, and staff members in the conducting of investigations, audits, and quality assurance reviews. The provider further agrees to remove from the facility or programs any provider staff members who refuse to answer questions directed to them or provide information requested of them by the Inspector General's Office. Failure to comply with these requirements could result in cancellation of the contract.

            INVESTIGATION OF ABUSE AND NEGLECT ALLEGATIONS REQUIREMENTS (LAW ENFORCEMENT PROVIDERS ONLY). The provider agrees to comply with the Department of Juvenile Justice, Inspector General's Procedure for Investigating Allegations of Client Abuse in Contracted Programs Operated by Law Enforcement Agencies. Failure to comply with this procedure could result in cancellation of the contract.

U.  STATE OF FLORIDA PUBLIC ENTITY CRIME STATEMENT.

    A person or affiliate who has been placed on the convicted vendor list following a conviction for a public entity crime may not submit a bid on a contract to provide any goods or services to a public entity, may not submit a bid on a contract with a public entity for the construction or repair of a public building or public work, may not submit bids on leases or real property to a public entity, may not be awarded or perform work as a contractor, supplier, subcontractor, or consultant under a contract with any public entity, and may not transact business with any public entity in excess of the threshold amount provided in s. 287.017, Florida Statutes for CATEGORY TWO for a period of 36 months from the date of being placed in the convicted vendor list.

V.  PROPERTY

    1.  NON-EXPENDABLE PROPERTY

        a.) Nonexpendable property is defined as tangible personal property that is of a nonconsumable nature.

        b.) Title (ownership) to all nonexpendable property acquired from: a) the expenditure of funds provided under a cost-reimbursement contract; b) the expenditure of funds provided as start-up; or c) expenditure of funds provided as operational expense dollars for which the total cost of the property was directly allocated to the program budget and for which the department relied upon to determine the total price to be "fair and reasonable" shall be vested in the department upon the purchase of the property.

        c.) Title (ownership) to all vehicles, non-permanent structures, etc.
            acquired with funds as described in paragraph 2 above shall be vested in the department upon completion or termination of the contract. The provider will retain custody and control during the contract period, including extensions and renewals.

        d.) All nonexpendable property for which paragraph 2 above applies purchased under this contract shall be listed at the time of receipt on the property records of the provider. Said listing shall include a description of the property, model number, manufacturer's serial number, funding source, information needed to calculate the federal and/or state share, date of acquisition, unit cost, property inventory number, location and use information, condition, and transfer, replacement or disposition of the

        e.) At no time shall the provider dispose of nonexpendable property purchased under this contract except with the permission of, and in accordance with instructions from the department.

        f.) An executed contract amendment is required prior to the purchase of any nonexpendable property item for which paragraph 2 above is applicable with a value greater than $25 not specifically listed in the approved contract

        g.) A report of nonexpendable property shall be submitted annually on the anniversary of the contract effective date to the department along with the expenditure report for the period in which it was purchased, as well as a final inventory submitted with the final expenditure report.

    2.  TANGIBLE PERSONAL PROPERTY

        The provider acknowledged and agrees that any tangible property as defined in section 273.02, Florida Statutes, purchased directly or indirectly through this contract, will be solely for the use of the provider in the delivery of the contracted services.

    3.  OTHER EXPENDABLE PROPERTY - FOOD ITEMS

        When a 30 day supply of staple food items/products is purchased prior to the opening of a facility with start-up/preoperational funds the provider will upon completion or termination of the contract, return to the department the dollar amount listed in the start-up/preoperational budget for the purchase of these staple food items/products.

W.  FACILITY STANDARDS

    The provider shall conform to standards required by the fire and health authorities with jurisdiction. Facilities and grounds will be maintained to provide a safe, sanitary and comfortable environment for youth, visitors and employees.

X.  COPYRIGHTS AND RIGHT TO DATA:

    Where activities supported by this contract produce original writing, sound recordings, pictorial reproductions, drawings or other graphic representation and works of any similar nature, the department has the right to use, duplicate and disclose such materials in whole or in part, in any manner, for any purpose whatsoever, and to have others acting on behalf of the department to do so. If the materials so developed are subject to copyright, trademark or patent, legal title and every right, interest, claim or demand of any kind in and to any patent, trademark or copyright, or application for the same, will vest in the State of Florida, Department of State for the exclusive use and benefit of the state.

Y.  TRADE SECRETS

    The State of Florida is unable to assure confidentiality of information fitting the definition of "trade secrets" pursuant to Section 812.081, Florida Statutes, due to the lack of protection of "trade secrets" in Chapter 119, Florida Statutes.


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November 25, 1996                                              Contract #P7008



II.     THE DEPARTMENT AGREES:

A.      CONTRACT AMOUNT
        To pay for contracted services according to the conditions of Section A in an amount not to exceed $8,413,776.00, subject to the lawful availability of funds. The State of Florida's performance and obligation to pay under this contract is contingent upon an annual appropriation by the Legislature. The costs of services paid under any other contract or from any other source are not eligible for reimbursement under this contract.

B.      CONTRACT PAYMENT
        Section 215.422, Florida Statutes, provides that agencies have 5 working days to inspect and approve goods and services, unless bid specifications or the purchase order specifies otherwise. With the exception of payments to health care providers for hospital, medical, or other health care services, if payment is not available within 40 days, measured from the latter of the date the invoice is received or the goods or services are received, inspected and approved, a separate interest penalty set by the Comptroller pursuant to Section 55.03, Florida Statutes, will be due and payable in addition to the invoice amount. To obtain the applicable interest rate, please contact the Agency's Fiscal Section at (904) 921-2186 or Purchasing Office at (904) 921-6586. Payments to health care providers for hospitals, medical or other health care services, shall be made not more than 35 days from the date of eligibility for payment is determined, and the daily interest rate is .03333%. Invoices returned to a vendor due to preparation errors will result in a payment delay. Invoice payment requirements do not start until a properly completed invoice is provided to the agency.

C.      VENDOR OMBUDSMAN
        A Vendor Ombudsman has been established within the Department of Banking and Finance. The duties of this individual include acting as an advocate for vendors who may be experiencing problems in obtaining timely payment(s) from a state agency. The Vendor Ombudsman may be contacted at
        (904) 488-2924 or by calling the State Comptroller's Hotline, 1-800-848-3792.

III.    THE PROVIDER AND DEPARTMENT MUTUALLY AGREE:

A.      EFFECTIVE DATE
        1. This contract shall begin at 12:01 a.m. on 12/02/1996 or on the date on which the contract has been signed by both parties, whichever is later.

        2. This contract shall end at midnight on 11/30/1999 subject to any written renewals or extensions agreed upon by the parties.

B.      TERMINATION

        1.      TERMINATION FOR CONVENIENCE
                This contract may be terminated by the provider upon no less than ninety (90) calendar days notice, without cause, at no additional cost, unless a different notice period is mutually agreed upon by both parties. The provider must be operating in a state of compliance with the terms and conditions of the contract at the time the notice is issued and must remain compliant for the duration of the performance period. The contract may be terminated by the Department upon no less than thirty (30) days notice, without cause, at no additional cost, unless a different notice period is mutually agreed upon by the parties.

        2.      TERMINATION BECAUSE OF LACK OF FUNDS
                In the event funds to finance this contract become unavailable, the department may terminate the contract upon no less than twenty four (24) hours notice in writing to the provider. The department shall be the final authority as to the availability of funds.

        3.      TERMINATION FOR DEFAULT
                Unless the provider's breach is waived by the department in writing, the department may, by written notice to the provider, terminate this contract upon notice. If applicable, the department may employ the default provisions in Chapter 60A 1.006(4), Florida Administrative Code. Waiver of breach of any provisions of this contract shall not be deemed to be a waiver of any other breach and shall not be construed to be a modification of the terms of this contract. The provisions herein do not limit the department's right to remedies at law or to damages.

        4. All termination notices shall be sent by certified mail, or other delivery service with proof of delivery.

C.      NOTICE AND CONTACT
        1. The name, address and telephone number of the contract manager for the department for this contract is:

                Barbara J. Boers (904/414-8819)
                Department of Juvenile Justice
                2737 Centerview Drive
                Tallahassee, FL 32399-3100

        2. The name, address and telephone number of the representative of the provider responsible for administration of the program under this contract is:

                Maury Jarmon, Executive Director (305/247-6492)
                Youth Services International, Inc.
                18500 S.W. 424th Street
                Florida City, FL 33034

        3. In the event that a different department contract manager or provider representative is designated after contract execution, notice of the name and address of the new contract manager or representative will be rendered in writing to the other party and said notification shall then be attached by each party to originals of this contract.

D.      RENEGOTIATION OR MODIFICATION
        1. Modifications of provisions of this contract shall only be valid when they have been reduced to writing and duly signed by all parties observing all the formalities of the original contract. The department is not obligated to pay for costs related to this contract that were incurred prior to the date of contract execution or after the termination date. The parties agree to re-negotiate this contract if federal and/or state revisions of any applicable laws, or regulations make changes in this contract necessary.

        2. The rate of payment and the total dollar amount may be adjusted retroactively to reflect price level increases and changes in the rate of payment when these have been established through the appropriations process and subsequently identified in the department's operating budget.

E.      NAME, MAILING AND STREET ADDRESS OF PAYEE
        1. The name (provider name as shown on page 1 of this contract) and mailing address of the official payee to whom the payment shall be made:

                Youth Services International of Florida, Inc.
                12012 Boyette Road
                Riverview, FL 33569
                (813/677-6700)

                                                        Contract # P7008
                                                                   ------------
November 26 1996

    2. The name of the contact person and street address where financial and administrative records are maintained:

        George Kudder
        -----------------------------------------------------------------------
        12012 Boyette Road
        -----------------------------------------------------------------------
        Riverview, Florida 33569
        -----------------------------------------------------------------------
        813/677-6700
        -----------------------------------------------------------------------

F.  ALL TERMS AND CONDITIONS INCLUDED

    This contract and its sections as referenced,

        A, B, C, D, E, F, G, and Exhibits attached thereto.
    ---------------------------------------------------------------------------
    contain all the terms and conditions agreed upon by the parties.

G.  VENUE

    The venue for all legal and administrative proceedings construing this contract shall be Leon County, Florida. This contract shall be governed by, and construed under, the laws of the State of Florida.

-------------------------------------------------------------------------------

IN WITNESS THEREOF, the parties hereto have caused this 69 page contract to be executed by their undersigned officials as duly authorized.

PROVIDER                                    STATE OF FLORIDA, DEPARTMENT OF
                                            JUVENILE JUSTICE
Youth Services International, Inc.
-----------------------------------
Owings Mills, MD 21117
-----------------------------------
SIGNED BY: /s/ Timothy P. Cole              SIGNED BY: /s/ Woodrow W. Harper
-----------------------------------         -----------------------------------
NAME:      Timothy P. Cole                  NAME:      Woodrow W. Harper
-----------------------------------         -----------------------------------
TITLE:     Chief Executive Officer          TITLE:     Deputy Secretary
-----------------------------------         -----------------------------------
-----------------------------------         -----------------------------------
-----------------------------------         -----------------------------------
DATE:      2 December 1996                  DATE:      12/4/96
-----------------------------------         -----------------------------------

FEDERAL ID NUMBER (or SS Number for an Individual):

-----------------------------------

STATE AGENCY 29 DIGIT SAMAS CODE:

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _


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          CONTRACT IS NOT VALID UNTIL SIGNED AND DATED BY BOTH PARTIES
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